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                                                                      EXHIBIT 32

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                   (SUBSECTIONS (A) AND (B) OF SECTION 1350,
                  CHAPTER 63 OF TITLE 18, UNITED STATES CODE)


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Income Growth Management, Inc., a California corporation and the General Partner of Income Growth Partners, Ltd. X, a California limited partnership, does hereby certify, to such officer's knowledge, that the Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004 of Income Growth Partners, Ltd. X, a California limited partnership, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of. Income Growth Partners, Ltd. X, a California limited partnership.


Date:  May 20, 2004                   /s/ David W. Maurer
                                      ------------------------------------------
                                      David W. Maurer, Chief Executive Officer


Date:  May 20, 2004                   /s/ Timothy C. Maurer
                                      ------------------------------------------
                                      Timothy C. Maurer, Chief Financial Officer


The foregoing certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.